Exhibit 4.102

[Form of]

AMENDED AND RESTATED DECLARATION OF TRUST

among

The Goldman Sachs Group, Inc.

as Sponsor,

The Bank of New York Mellon,

as Property Trustee,

BNY Mellon Trust of Delaware,

as Delaware Trustee,

the Administrative Trustees (as named herein),

and the several Holders of the Trust Securities

Dated as of [            ], 2012

of

[Murray][Vesey] Street Investment Trust [I][II]

[Murray][Vesey] Street Investment Trust [I][II]

Certain Sections of this Amended and Restated Declaration of Trust relating to

Section 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture Act Section		Trust Declaration Section
310	(a)(1)	8.7
	(a)(2)	8.7
	(a)(3)	8.9
	(a)(4)	2.7(a)(ii)(E)
	(b)	8.8, 10.10
311	(a)	8.13
	(b)	8.13
312	(a)	5.7, 10.10
	(b)	5.7, 10.10
	(c)	5.8, 10.10
313	(a)	8.14(a)
	(a)(4)	8.14(b)
	(b)	8.14(b)
	(c)	10.8
	(d)	8.14(c)
314	(a)	8.15
	(b)	Not Applicable
	(c)(1)	8.16
	(c)(2)	8.16
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.1, 8.16
315	(a)	8.1(a), 8.3(a)
	(b)	8.2, 10.8
	(c)	8.1(a), 8.1(d)
	(d)	8.1(e), 8.3
	(e)	Not Applicable
316	(a)(1)(A)	Not Applicable
	(a)(1)(B)	5.12(b)
	(a)(2)	Not Applicable
	(b)	5.12(c)
	(c)	6.8
317	(a)(1)	Not Applicable
	(a)(2)	Not Applicable
	(b)	5.10
318	(a)	10.10

Note:	This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Amended and Restated Declaration of Trust.

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TABLE OF CONTENTS

		Page

ARTICLE I

Defined Terms

Section 1.1	Definitions	1

ARTICLE II

Continuation of the Issuer Trust; Issuance of Trust Securities and Related Matters

Section 2.1	Name	9
Section 2.2	Office of the Delaware Trustee; Principal Place of Business	9
Section 2.3	Initial Contribution of Trust Property; Organizational Expenses	10
Section 2.4	Issuance of the Trust Securities	10
Section 2.5	Subscription and Purchase of Notes	10
Section 2.6	Declaration of Trust	10
Section 2.7	Authorization to Enter into Certain Transactions	11
Section 2.8	Assets of Issuer Trust	14
Section 2.9	Title to Trust Property	14

ARTICLE III

Payment Account

Section 3.1	Payment Account	14

ARTICLE IV

Distributions; Redemption

Section 4.1	Distributions	15
Section 4.2	Redemption	16
Section 4.3	Payment Procedures	17
Section 4.4	Payment of Taxes, Duties, Etc. of the Issuer Trust	17
Section 4.5	Payments under Indenture or Pursuant to Direct Actions	17
Section 4.6	Payment of Expenses of the Issuer Trust	18
Section 4.7	Exchanges	18

ARTICLE V

Trust Securities Certificates

Section 5.1	Initial Ownership	18
Section 5.2	The Trust Securities Certificates	18
Section 5.3	Execution and Delivery of Trust Securities Certificates	19
Section 5.4	Book-Entry Trust Securities	19
Section 5.5	Registration of Transfer and Exchange of Trust Securities Certificates	21

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AMENDED AND RESTATED DECLARATION OF TRUST, dated as of [            ], 2012, among (i) THE GOLDMAN SACHS GROUP INC., a Delaware corporation (including any successors or assigns, the “Sponsor”), (ii) THE BANK OF NEW YORK MELLON (the “Bank”), as property trustee (in such capacity, the “Property Trustee”); (iii) BNY MELLON TRUST OF DELAWARE (the “Delaware Trustee”), (iv) Ellis J. Whipple, an individual, Steven M. Bunson, an individual and Rajashree Datta, an individual, each of whose address is c/o The Goldman Sachs Group Inc., 200 West Street, New York, NY 10282 (each, an “Administrative Trustee,” and collectively, the “Administrative Trustees”) (the Property Trustee, the Delaware Trustee, and the Administrative Trustees being referred to collectively as the “Issuer Trustees”), and (iv) the several Holders, as hereinafter defined.

WITNESSETH

WHEREAS, the Sponsor and certain of the Issuer Trustees have heretofore duly declared and established a statutory trust pursuant to the Delaware Statutory Trust Act by entering into that certain Declaration of Trust, dated as of February 10, 2012 (the “Original Trust Declaration”), and by the execution and filing by certain of the Issuer Trustees with the Secretary of State of the State of Delaware of the Certificate of Trust (the “Certificate of Trust”), filed on February 10, 2012, attached as Exhibit A; and

WHEREAS, the parties hereto desire to amend and restate the Original Trust Declaration in its entirety as set forth herein to provide for, among other things, (i) the issuance and sale of the Trust Securities by the Issuer Trust pursuant to the Underwriting Agreement, (ii) the acquisition by the Issuer Trust from Goldman Sachs Capital [II][III] of all of the right, title and interest in the Notes and (iii) the appointment of the Property Trustee;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Declaration in its entirety and agrees as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions.

For all purposes of this Trust Declaration, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

(b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Trust Declaration;

DECLARATION OF TRUST

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Trust Declaration as a whole and not to any particular Article, Section or other subdivision; and

(e) unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

“Act” has the meaning specified in Section 6.9.

“Administrative Trustees” means each of the individuals identified as an “Administrative Trustee” in the preamble to this Trust Declaration solely in such individual’s capacity as Administrative Trustee of the Issuer Trust and not in such individual’s individual capacity, or any such Administrative Trustee’s successor in interest in such capacity, or any successor trustee appointed as herein provided.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that the Issuer Trust shall not be deemed an Affiliate of the Sponsor. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving Book-Entry Trust Securities, the rules and procedures of the Clearing Agency for such Book-Entry Trust Securities, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authorized Officer” of any Person means any officer of such Person or any Person authorized by or pursuant to a resolution of the Board of Directors of such Person.

“Bank” has the meaning specified in the preamble to this Trust Declaration and includes any successor in interest thereto and any other Person appointed successor Property Trustee as herein provided, but in each case only in its separate corporate capacity and not in its capacity as Property Trustee.

“Bankruptcy Event” means, with respect to any Person:

(a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the

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benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

“Bankruptcy Laws” has the meaning specified in Section 10.9.

“Book-Entry Trust Securities” means a beneficial interest in a Global Trust Securities Certificate, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.4.

“Business Day” means a day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to close [and which is also a             ].

“Certificate Depositary Agreement” means the agreement among the Issuer Trust, the Sponsor and DTC, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Securities Certificates, as the same may be amended and supplemented from time to time.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. DTC will be the initial Clearing Agency.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” has the meaning given to such term in the Underwriting Agreement, which date is also the date of execution and delivery of this Trust Declaration.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Trust Declaration such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Corporate Trust Office” means (i) when used with respect to the Property Trustee, the office of the Property Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at The Bank of New York Mellon, 101 Barclay Street, Floor 4E, New York, New York 10286 – Attention: International Corporate Trust, or such other address as the Property Trustee may designate from time to time by notice to the Holders and the Sponsor, or the principal corporate trust office of any successor Property Trustee (or such other address as such successor Property Trustee may designate from time to time by notice to the Holders and the Sponsor), and (ii) when used with respect to the Note Trustee, its Corporate Trust Office as defined in the Indenture.

“Definitive Trust Securities Certificates” means either or both (as the context requires) of (a) Trust Securities Certificates issued as Book-Entry Trust Securities as provided in Sections 5.2 or 5.4 and (b) Trust Securities Certificates issued in certificated, fully registered form as provided in Sections 5.2, 5.4 or 5.5.

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“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq., as it may be amended from time to time.

“Delaware Trustee” means the Person identified as the “Delaware Trustee” in the preamble to this Trust Declaration solely in its capacity as Delaware Trustee of the Issuer Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

“Distribution Date” has the meaning specified in Section 4.1(a).

“Distribution Period” means (i) the period from and including [                    ] to but excluding the first Distribution Date and (ii) any period from and including a Distribution Date to but excluding the next succeeding Distribution Date.

“Distribution Rate” means, with respect to any Distribution Period, a rate per annum equal to the Interest Rate with respect to the Interest Period that begins on the same date as such Distribution Period begins and ends on the same date as such Distribution Period ends, it being understood that the Distribution Rate with respect to the portion of the initial Distribution Period preceding the date of initial issuance of the Trust Securities shall be equal to the Interest Rate applicable to the Notes for the corresponding portion of the corresponding Interest Period.

“Distributions” means amounts payable in respect of the Trust Securities as provided in Section 4.1.

“DTC” means The Depository Trust Company.

“Early Termination Event” has the meaning specified in Section 9.2.

“Event of Default” means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the occurrence of a Note Event of Default; or

(b) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

(c) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

(d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in this Trust Declaration (other than a covenant or warranty a default in the performance or breach of which is described in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Sponsor by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Trust Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

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(e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and a successor Property Trustee not being appointed within 90 days thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Expiration Date” has the meaning specified in Section 9.1.

“Global Trust Securities Certificate” means a Trust Securities Certificate that is registered in the Security Register in the name of a Clearing Agency or a nominee thereof.

“Guarantee Agreement” means the Guarantee Agreement executed and delivered by the Sponsor and The Bank of New York Mellon, as trustee, for the benefit of the Holders of the Trust Securities, as amended from time to time.

“Holder” means a Person in whose name a Trust Security or Trust Securities is or are registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Statutory Trust Act; provided, however, that in determining whether the Holders of the requisite amount of Trust Securities have voted on any matter provided for in this Trust Declaration, then for the purpose of any such determination, so long as Definitive Trust Securities Certificates have not been issued, the term Holders as used herein shall refer to the Owners, notwithstanding the provisions of Section 5.7.

“Indenture” means the Original Indenture, as amended and supplemented by the Supplemental Indenture, and as may be further amended or supplemented from time to time.

“Interest Period” means any period from and including an Interest Payment Date to but excluding the next succeeding Interest Payment Date and, for this purpose, “Interest Payment Date” has the meaning set forth in the Indenture as applied to the Notes.

“Interest Rate” means the rate at which interest accrues on the principal of Outstanding Notes pursuant thereto.

“Issuer Trust” means the statutory trust created under the laws of the State of Delaware and identified on the cover page to this Trust Declaration and any successor thereto pursuant to Section 9.5.

“Issuer Trustees” means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

“Lien” means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Like Amount” means (a) with respect to any redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Notes to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (b) with respect to a distribution of Notes to the Sponsor or any of its Affiliates pursuant to Section 4.7, Notes having a principal amount equal to the aggregate Liquidation Amount of the Trust Securities of the Sponsor or its Affiliate(s) to whom such Notes are distributed.

“Liquidation Amount” means the stated amount of $1,000 per Trust Security.

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“Liquidation Date” means the date of distribution of the assets of the Issuer Trust to the Holders pursuant to Section 9.4.

“Liquidation Distribution” has the meaning specified in Section 9.4(a).

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“Note Event of Default” means an “Event of Default” with respect to the Notes as defined in the Indenture.

“Note Redemption Date” means, with respect to any Notes to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of [            ], 2012, among the Sponsor, Goldman Sachs Capital [II] [III], as seller, Goldman, Sachs & Co., as remarketing agent, and the Issuer Trust, as purchaser.

“Note Trustee” means The Bank of New York Mellon, a New York banking corporation, solely in its capacity as trustee pursuant to the Indenture and not in its individual capacity, or its successor in interest in such capacity, and any successor thereto.

“Notes” means the Sponsor’s Remarketed [    %][Floating Rate] Junior Subordinated Notes due [                    ], issued pursuant to the Indenture and as they may be amended from time to time.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by any two Authorized Officers of such Person. Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Declaration shall include:

(a) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;

(b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers’ Certificate;

(c) a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of the Sponsor or an Affiliate of the Sponsor and who shall be reasonably acceptable to the Property Trustee.

“Original Indenture” means the Indenture, dated as of February 20, 2004, between the Sponsor and the Note Trustee, as trustee.

“Original Trust Declaration” has the meaning specified in the recitals to this Trust Declaration.

“Outstanding,” when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Declaration, except:

(a) Trust Securities theretofore cancelled by the Securities Registrar or delivered to the Securities Registrar for cancellation;

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(b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent (other than the Sponsor) in trust or set aside and segregated in trust by the Issuer Trust (if the Issuer Trust shall act as its own Paying Agent) for the Holders of such Trust Securities; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Declaration;

(c) Trust Securities which have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to Sections 5.4, 5.5, and 5.6;

provided, however, that in determining whether the Holders of the requisite aggregate Liquidation Amount of the Outstanding Trust Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Trust Securities owned by the Sponsor, any Issuer Trustee, any other obligor upon the Trust Securities or any Affiliate of the Sponsor, any Issuer Trustee or any such other obligor shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Issuer Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Trust Securities that such Administrative Trustee or a Responsible Officer of such other Issuer Trustee or such Administrative Trustee, as the case may be, actually knows to be so owned shall be so disregarded, and (b) the foregoing shall not apply at any time when all of the outstanding Trust Securities are owned by the Sponsor, one or more of the Issuer Trustees, and/or any such Affiliate. Trust Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee’s right so to act with respect to such Trust Securities and that the pledgee is not the Sponsor or any Affiliate of the Sponsor.

“Owner” means each Person who is the beneficial owner of Book-Entry Trust Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is so reflected but is not the beneficial owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

“Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Bank.

“Payment Account” means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Holders in which all amounts paid in respect of the Notes will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Property Trustee” means the Person identified as the “Property Trustee” in the preamble to this Trust Declaration solely in its capacity as Property Trustee of the Issuer Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

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“Prospectus” means the prospectus, dated [            ], 2012, of the Sponsor and the Issuer Trust, as supplemented by the prospectus supplement, dated [            ], 2012.

“Redemption Date” means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Declaration; provided that each Note Redemption Date and the stated maturity of the Notes shall be a Redemption Date for a Like Amount of Trust Securities.

“Redemption Price” means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date; provided that if the Sponsor paid the Make-Whole Amount (as defined in the Indenture) upon the concurrent redemption of a Like Amount of Notes, “Redemption Price” shall mean the Make-Whole Amount (as calculated and paid pursuant to the Indenture) allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities, plus accumulated and unpaid Distributions to the Redemption Date.

“Relevant Trustee” shall have the meaning specified in Section 8.10.

“Responsible Officer” means (1) when used with respect to the Property Trustee, any vice president, any assistant treasurer, any assistant secretary, any trust officer, any assistant trust officer or any other officer of the Property Trustee, in each case located in the Corporate Trust Office and also, with respect to a particular corporate trust matter, any other officer having direct responsibility for the administration of this Trust Declaration to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (2) when used with respect to the Delaware Trustee, any officer of the Delaware Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer and having direct responsibility for the administration of this Trust Declaration to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Register” and “Securities Registrar” have the respective meanings specified in Section 5.5(a).

“Sponsor” has the meaning specified in the preamble to this Trust Declaration.

“Successor Trust Security” of any particular Trust Security means every Trust Security issued after, and evidencing all or a portion of the same beneficial interest in the Issuer Trust as that evidenced by, such particular Trust Security; and, for the purposes of this definition, any Trust Security executed and delivered under Section 5.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Trust Security shall be deemed to evidence the same beneficial interest as the mutilated, destroyed, lost or stolen Trust Securities Certificate.

“Supplemental Indenture” means the [Second] [Third] Supplemental Indenture, dated as of May 15, 2007, between the Sponsor and the Note Trustee, as trustee, as amended and supplemented by the [Fourth] [Fifth] Supplemental Indenture, dated as of February 6, 2012, and the [                    ] Supplemental Indenture, each between the Sponsor and the Note Trustee, as trustee, and as may be further amended or supplemented from time to time.

“Trust Declaration” means this Amended and Restated Trust Declaration, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto and (ii) for all purposes of this Trust Declaration and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Declaration and any such modification, amendment or supplement, respectively.

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“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Trust Declaration is executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Property” means (a) the Notes registered in the name of the Property Trustee, as Holder, in the Security Register maintained with respect to the Notes pursuant to the Indenture (and solely for this purpose “Holder” and “Security Register” have the meanings set forth in the Indenture), (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Declaration.

“Trust Securities Certificate” means a certificate evidencing Trust Securities, substantially in the form attached as Exhibit B.

“Trust Security” means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Declaration, including the right to receive Distributions and a Liquidation Distribution as provided herein.

“Underwriting Agreement” means the Underwriting Agreement, dated as of [            ], 2012, among the Issuer Trust, the Sponsor and the Underwriters named therein, as the same may be amended from time to time.

“United States Person” means, for U.S. federal income tax purposes, a citizen or resident of the United States, a domestic partnership, a domestic corporation, an estate the income of which is subject to U.S. federal income taxation regardless of its source, and a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more United States persons have the authority to control all substantial decisions of the trust.

ARTICLE II

CONTINUATION OF THE ISSUER TRUST; ISSUANCE OF TRUST SECURITIES AND RELATED MATTERS

Section 2.1 Name.

The statutory trust continued hereby shall be known as “[Murray][Vesey] Street Investment Trust [I][II],” as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Issuer Trustees, in which name the Issuer Trustees may conduct the business of the Issuer Trust, make and execute contracts and other instruments on behalf of the Issuer Trust and sue and be sued.

Section 2.2 Office of the Delaware Trustee; Principal Place of Business.

The address of the Delaware Trustee in the State of Delaware is BNY Mellon Trust of Delaware, 100 White Clay Center, Suite 102, Newark, Delaware, 19711, Attention: Corporate Trust Administration, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Property Trustee, the Administrative Trustees and the Sponsor. The principal executive office of the Issuer Trust is in care of The Goldman Sachs Group, Inc., 200 West Street, New York, NY 10282.

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Section 2.3 Initial Contribution of Trust Property; Organizational Expenses.

The Property Trustee acknowledges receipt in trust from the Sponsor in connection with the Original Trust Declaration of the sum of $10, which constituted the initial Trust Property and shall be returned to the Sponsor contemporaneously with the issuance of the Trust Securities pursuant to Section 2.4. The Sponsor shall pay organizational expenses of the Issuer Trust as they arise or shall, upon request of any Issuer Trustee, promptly reimburse such Issuer Trustee for any such expenses paid by such Issuer Trustee. The Sponsor shall make no claim upon the Trust Property for the payment of such expenses.

Section 2.4 Issuance of the Trust Securities.

On [            ], 2012, the Sponsor, acting on its own behalf, and an Administrative Trustee, on behalf of the Issuer Trust and pursuant to the Original Trust Declaration, executed and delivered the Underwriting Agreement and the Note Purchase Agreement, which action is hereby authorized, approved, ratified and confirmed in all respect. Contemporaneously with the execution and delivery of this Trust Declaration, an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Sections 5.2, 5.3 and 8.9(a) and deliver to the Underwriters, Trust Securities Certificates, registered in the names requested by the Underwriters or a representative thereof, evidencing [                    ] Trust Securities having an aggregate Liquidation Amount of $[        ], against receipt of the aggregate purchase price for such Trust Securities of $[        ] by the Property Trustee.

Section 2.5 Subscription and Purchase of Notes.

Contemporaneously with the execution and delivery of this Trust Declaration, an Administrative Trustee, on behalf of the Issuer Trust, shall purchase from Goldman Sachs Capital [II] [III] the Notes, registered in the name of the Property Trustee on behalf of the Issuer Trust and having an aggregate principal amount equal to $[        ], and, in satisfaction of the purchase price for such Notes, the Property Trustee, on behalf of the Issuer Trust, shall deliver to Goldman Sachs Capital [II] [III] the sum of $[        ] (being the amount delivered to the Property Trustee pursuant to Section 2.4).

Section 2.6 Declaration of Trust.

The exclusive purposes and functions of the Issuer Trust are (a) to issue and sell Trust Securities and to use the proceeds from such sale to acquire the Notes pursuant to the Note Purchase Agreement, and (b) to engage in only those activities necessary or incidental thereto. The Sponsor hereby appoints the Issuer Trustees as trustees of the Issuer Trust, to have all the rights, powers and duties to the extent set forth herein, and the Issuer Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Issuer Trust and the Holders. The Administrative Trustees shall have all the rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Issuer Trust and, to the fullest extent permitted by law, shall not be fiduciaries with respect to the Issuer Trust or the Holders. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees, or any of the duties and responsibilities of the Issuer Trustees generally, set forth herein. The Delaware Trustee shall be one of the trustees of the Issuer Trust for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Delaware Statutory Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Statutory Trust Act.

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Section 2.7 Authorization To Enter into Certain Transactions.

(a) The Issuer Trustees shall conduct the affairs of the Issuer Trust in accordance with the terms of this Trust Declaration. Subject to the limitations set forth in Section 2.7(b), and in accordance with the following clauses (i) and (ii) of this Section 2.7(a), the Issuer Trustees shall have the authority to enter into all transactions and agreements determined by the Issuer Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Issuer Trustees, as the case may be, under this Trust Declaration, and to perform all acts in furtherance thereof, including without limitation the following:

(i) As among the Issuer Trustees, the Administrative Trustees, and each of them, shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:

(A) the issuance and sale of the Trust Securities;

(B) causing the Issuer Trust to perform the Underwriting Agreement and the Note Purchase Agreement, and causing the Issuer Trust to execute, deliver and perform the Certificate Depositary Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Issuer Trust;

(C) assisting in the registration of the Trust Securities under the Securities Act and under applicable state securities or blue sky laws, and the qualification of this Trust Declaration as a trust indenture under the Trust Indenture Act;

(D) assisting in the listing of the Trust Securities upon such securities exchange or exchanges, if any, as shall be determined by the Sponsor, with the registration of the Trust Securities under the Exchange Act, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

(E) the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Notes to the Holders in accordance with this Trust Declaration;

(F) consenting to the appointment of a Paying Agent and Securities Registrar in accordance with this Trust Declaration (which consent shall not be unreasonably withheld);

(G) the execution of the Trust Securities in accordance with this Trust Declaration;

(H) the execution and delivery of closing certificates, if any, pursuant to the Underwriting Agreement and the Note Purchase Agreement;

(I) application for a taxpayer identification number for the Issuer Trust;

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(J) to the extent provided in this Trust Declaration, the winding up of the affairs of and liquidation of the Issuer Trust and the preparation and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

(K) unless otherwise required by applicable law, executing on behalf of the Issuer Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Declaration; and

(L) the taking of any action incidental to the foregoing as the Administrative Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Declaration for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).

(ii) As among the Issuer Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Issuer Trust with respect to the following matters:

(A) the establishment of the Payment Account;

(B) the receipt of the Notes;

(C) the collection of interest, principal and any other payments made in respect of the Notes and the holding of such amounts in the Payment Account;

(D) the distribution through the Paying Agent of amounts distributable to the Holders in respect of the Trust Securities;

(E) the exercise of all of the rights, powers and privileges of a holder of the Notes;

(F) the sending of notices of default and other information regarding the Trust Securities and the Notes to the Holders in accordance with this Trust Declaration;

(G) the distribution of the Trust Property in accordance with the terms of this Trust Declaration;

(H) to the extent provided in this Trust Declaration, the winding up of the affairs of and liquidation of the Issuer Trust and the execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware; and

(I) after an Event of Default (other than under paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Declaration and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).

Except as otherwise provided in this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i).

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(b) So long as this Trust Declaration remains in effect, the Issuer Trust (or the Issuer Trustees acting on behalf of the Issuer Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Issuer Trustees (acting on behalf of the Issuer Trust) shall not (i) acquire any investments or engage in any activities not authorized by this Trust Declaration, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would cause the Issuer Trust to be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Property Trustee shall, at the sole cost and expense of the Issuer Trust, defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Issuer Trust or the Holders in their capacity as Holders.

(c) In connection with the issuance and sale of the Trust Securities, if the Administrative Trustees acting on behalf of the Issuer Trust shall desire that the actions be taken, the Sponsor shall have the responsibility to assist the Issuer Trust with respect to, or effect on behalf of the Issuer Trust, the following (and any actions taken by the Sponsor in furtherance of the following prior to the date of this Trust Declaration are hereby ratified and confirmed in all respects):

(i) the preparation and filing by the Issuer Trust with the Commission and the execution on behalf of the Issuer Trust of a registration statement on the appropriate form in relation to the Trust Securities, including any amendments thereto, and the taking of any action necessary or desirable to sell the Trust Securities in a transaction or a series of transactions pursuant thereto;

(ii) the determination of the States in which to take appropriate action to qualify or register for sale all or part of the Trust Securities and the determination of any and all such acts, other than actions that must be taken by or on behalf of the Issuer Trust, and the advice to the Issuer Trust of actions they must take on behalf of the Issuer Trust, and the preparation for execution and filing of any documents to be executed and filed by the Issuer Trust or on behalf of the Issuer Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Trust Securities;

(iii) if the Administrative Trustees acting on behalf of the Issuer Trust shall desire, the preparation for filing by the Issuer Trust and execution on behalf of the Issuer Trust of an application to the New York Stock Exchange or any other national stock exchange for listing, upon notice of issuance, of any Trust Securities;

(iv) the preparation for filing by the Issuer Trust with the Commission and the execution on behalf of the Issuer Trust of a registration statement on Form 8-A relating to the registration of the Trust Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

(v) the preparation and execution of a Letter of Representations to The Depository Trust Company on behalf of the Issuer Trust;

(vi) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Trust Securities and the Note Purchase Agreement providing for the purchase of the Notes; and

(vii) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

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(d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Issuer Trust and to operate the Issuer Trust so that the Issuer Trust will not be deemed to be an “investment company” required to be registered under the 1940 Act, or to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes and so that the Notes will be treated as indebtedness of the Sponsor for United States Federal income tax purposes. In this connection, the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Declaration, that each Administrative Trustee determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Trust Securities. In no event shall the Sponsor or the Administrative Trustees be liable to the Issuer Trust or the Holders for any failure to comply with this Section 2.7 that results from a change in law or regulation or interpretation thereof.

Section 2.8 Assets of Issuer Trust.

The assets of the Issuer Trust shall consist solely of the Trust Property.

Section 2.9 Title to Trust Property.

Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Issuer Trust and the Holders in accordance with this Trust Declaration.

ARTICLE III

PAYMENT ACCOUNT

Section 3.1 Payment Account.

(a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Declaration. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

(b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Notes. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

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ARTICLE IV

DISTRIBUTIONS; REDEMPTION

Section 4.1 Distributions.

(a) Notwithstanding that the Trust Securities represent undivided beneficial interests in the Trust Property, Distributions will be made on the Trust Securities at the rate and on the dates that payments of interest are payable on the Notes without giving effect to any deferral or nonpayment of interest on the Notes. Accordingly:

(i) Distributions on the Trust Securities shall be payable whether or not there are funds of the Issuer Trust available for the payment of Distributions and notwithstanding any exercise by the Sponsor of its right to defer the payment of interest on the Notes pursuant to the Indenture. Distributions shall accrue from and including [—] to but excluding [—], 2012 at the rate of [5.573%][Insert current LIBOR plus 0.57%] per annum. Thereafter Distributions shall accrue at a rate [of     % per annum] [equal to [identify applicable index] (as defined in the Indenture) plus     % per annum] of the Liquidation Amount of the Trust Securities and shall be payable [semi-annually][quarterly] in arrears on each [March 1,] June 1[, September 1] and December 1, commencing on [—], 2012 [(or if any such day is not a Business Day, the following Business Day) (each date on which Distributions are payable in accordance with this Section 4.1(a), a “Distribution Date”)]. [If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with this Section 4.1(a), a “Distribution Date”).] Each Distribution Date shall be the same as the corresponding Interest Payment Date (as defined in the Indenture) for the Notes, and the number of days during each accrual period for Distributions shall be the same as the number of days during the corresponding interest accrual period for the Notes. Any Distributions not paid on the applicable Distribution Date shall accrue interest at the then applicable interest rate as calculated in this Section 4.1(a)(i), to the extent permitted by law.

(ii) The amount of Distributions payable for any period less than a full Distribution Period shall be computed on the basis of a 360-day year [of twelve 30-day months] and the actual number of days elapsed in a partial month in a period.

(iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date.

(b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business (or 5:00 P.M., New York City time, on any day that is not a Business Day) on the relevant record date, which shall be the Business Day next preceding the relevant Distribution Date at any time when the Trust Securities are represented by a Global Trust Securities Certificate(s) (and at any other time, the [                    ] next preceding the relevant Distribution Date).

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Section 4.2 Redemption.

(a) On each Note Redemption Date and on the stated maturity of the Notes, the Issuer Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

(b) Notice of redemption shall be prepared by the Administrative Trustees and shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder’s address appearing in the Security Register. All notices of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to the Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that notice of such actual Redemption Price is received pursuant to the Indenture);

(iii) the CUSIP number or CUSIP numbers of the Trust Securities affected;

(iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed;

(v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on or after said date, except as provided in Section 4.2(d); and

(vi) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price.

(c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption or repayment of Notes. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date whether or not the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

(d) If the Property Trustee gives a notice of redemption in respect of any Trust Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Book-Entry Trust Securities, irrevocably deposit with the Clearing Agency for such Book-Entry Trust Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Owners thereof. With respect to Trust Securities that are not Book-Entry Trust Securities, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Trust Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders

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of Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price including any unpaid Distribution payable on or prior to the Redemption Date, but without interest, and such Trust Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Sponsor pursuant to the Guarantee Agreement, Distributions on such Trust Securities will continue to accumulate as set forth in Section 4.1, from the Redemption Date originally established by the Issuer Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

(e) If less than all of the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of the Trust Securities to be redeemed will be allocated pro rata to the Trust Securities. The particular Trust Securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the applicable Redemption Date by the Property Trustee from the Outstanding Trust Securities not previously called for redemption, by a customary method that the Property Trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Liquidation Amount of Trust Securities of a denomination larger than $1,000. The Property Trustee will promptly notify the Securities Registrar in writing of the Trust Securities selected for redemption and, in the case of any Trust Securities selected for partial redemption, the Liquidation Amount to be redeemed. For all purposes of this Amended and Restated Declaration of Trust, unless the context otherwise requires, all provisions relating to the redemption of Trust Securities will relate, in the case of any Trust Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Trust Securities which has been or is to be redeemed.

Section 4.3 Payment Procedures.

Payments of Distributions in respect of the Trust Securities shall be made by check mailed to the address of the Holder entitled thereto as such address shall appear on the Securities Register or, if the Trust Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Holders’ accounts at such Clearing Agency on the applicable Distribution Dates.

Section 4.4 Payment of Taxes, Duties, Etc. of the Issuer Trust.

Upon receipt of funds therefor from the Sponsor pursuant to Section 4.6 hereof, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Issuer Trust by the United States or any other taxing authority.

Section 4.5 Payments Under Indenture or Pursuant to Direct Actions.

Any amount payable hereunder to any Holder of Trust Securities shall be reduced by the amount of any corresponding payment such Holder (or an Owner with respect to the Holder’s Trust Securities) has directly received pursuant to Section 2.12 of the Supplemental Indenture or Section 5.12 of this Trust Declaration.

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Section 4.6 Payment of Expenses of the Issuer Trust.

The Sponsor shall pay to the Issuer Trust, and reimburse the Issuer Trust for, the full amount of any costs, expenses or liabilities of the Issuer Trust (other than obligations of the Issuer Trust to pay the Holders of any Trust Securities or other similar interests in the Issuer Trust the amounts due such Holders pursuant to the terms of the Trust Securities or such other similar interests, as the case may be), including, without limitation, any taxes, duties or other governmental charges of whatever nature (other than withholding taxes) imposed on the Issuer Trust by the United States or any other taxing authority. Such payment obligation includes any such costs, expenses or liabilities of the Issuer Trust that are required by applicable law to be satisfied in connection with a dissolution of the Issuer Trust.

Section 4.7 Exchanges.

If at any time the Sponsor or any of its Affiliates (in either case, a “Sponsor Affiliated Owner/Holder”) is the Owner or Holder of any Trust Securities, such Sponsor Affiliated Owner/Holder shall have the right to deliver to the Property Trustee all or such portion of its Trust Securities as it elects and receive, in exchange therefor, a Like Amount of Notes. Such election (i) shall be exercisable effective on any Distribution Date by such Sponsor Affiliated Owner/Holder delivering to the Property Trustee a written notice of such election specifying the Liquidation Amount of the Trust Securities with respect to which such election is being made and the Distribution Date on which such exchange shall occur, which Distribution Date shall be not less than ten Business Days after the date of receipt by the Property Trustee of such election notice and (ii) shall be conditioned upon such Sponsor Affiliated Owner/Holder having delivered or caused to be delivered to the Property Trustee or its designee the Trust Securities which are the subject of such election by 10:00 A.M. New York time, on the Distribution Date on which such exchange is to occur. After the exchange, such Trust Securities will be cancelled and will no longer be deemed to be Outstanding and all rights of the Sponsor or its Affiliate(s) with respect to such Trust Securities will cease.

ARTICLE V

TRUST SECURITIES CERTIFICATES

Section 5.1 Initial Ownership.

Upon the formation of the Issuer Trust and the contribution by the Sponsor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Sponsor shall be the sole beneficial owner of the Issuer Trust. At any time during which any Trust Securities are outstanding, the Sponsor shall not be a beneficial owner of the Issuer Trust, except to the extent it is a Holder or Owner of Trust Securities.

Section 5.2 The Trust Securities Certificates.

(a) The Trust Securities Certificates shall be issued in denominations of $1,000 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Issuer Trust by manual or facsimile signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual or facsimile signatures of Administrative Trustees shall be validly issued and entitled to the benefits of this Trust Declaration, notwithstanding that such individuals or any of them shall have ceased to be Administrative Trustees prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee’s name pursuant to Section 5.5.

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(b) Upon their original issuance, Trust Securities Certificates shall be issued in the form of one or more Global Trust Securities Certificates registered in the name of DTC, as Clearing Agency, or its nominee and deposited with DTC or a custodian for DTC for credit by DTC to the respective accounts of the Owners thereof (or such other accounts as they may direct). All Trust Securities Certificates shall be issued substantially in the form of Exhibit B hereto, with such changes, insertions, notations and legends (if other than as contemplated by Exhibit B) as may be deemed appropriate by the Sponsor and the Administrative Trustees.

Section 5.3 Execution and Delivery of Trust Securities Certificates.

At the Closing Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Section 2.4, to be executed on behalf of the Issuer Trust by manual or facsimile signature and delivered to or upon the written order of the Sponsor executed by one of its Authorized Officers without further corporate action by the Sponsor, in authorized denominations.

Section 5.4 Book-Entry Trust Securities.

As provided in Section 5.2(b), Trust Securities, upon original issuance, will be issued in the form of Global Trust Securities Certificates representing Book-Entry Trust Securities, to be delivered to DTC or its nominee by, or on behalf of, the Issuer Trust. Such Global Trust Securities Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of DTC, and no Owner will receive a Definitive Trust Securities Certificate representing such Owner’s interest in such Trust Securities, except as provided in this Section 5.4.

(a) Each Global Trust Securities Certificate issued under this Trust Declaration shall be registered in the name of the Clearing Agency or a nominee thereof designated by the Sponsor for the related Book-Entry Trust Securities and delivered to such Clearing Agency or a nominee thereof or custodian therefor and each such Global Trust Securities Certificate shall constitute a single Trust Securities Certificate for all purposes of this Trust Declaration.

(b) Notwithstanding any other provision in this Trust Declaration, no Global Trust Securities Certificate may be exchanged in whole or in part for Trust Securities Certificates registered, and no transfer of a Global Trust Securities Certificate in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Global Trust Securities Certificate or a nominee thereof unless (i) the Clearing Agency advises the Sponsor and the Property Trustee in writing that the Clearing Agency is no longer willing or able to discharge its responsibilities with respect to the Global Trust Securities Certificates or has ceased to be a Clearing Agency, (ii) the Sponsor at its option advises the Clearing Agency in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) a Note Event of Default has occurred and is continuing. Upon the occurrence of any event specified in clause (i) or (ii) above, the Sponsor and one or more Administrative Trustees acting on behalf of the Issuer Trust may, in their sole discretion within 60 days, designate a successor Clearing Agency to maintain a book-entry system for Trust Securities represented by a Global Trust Securities Certificate(s), whereupon the certificate(s) representing all Outstanding Book-Entry Trust Securities shall be promptly exchanged for a new Global Trust Securities Certificate(s) representing all such Trust Securities and registered in the name of the successor Clearing Agency or its nominees. Upon the occurrence of any event specified in clause (iii) above, or in clause (i) or (ii) above if the Sponsor does not designate a successor Clearing Agency as provided above, all the Global Trust Securities Certificate(s) representing all Book-Entry Trust Securities shall, promptly upon surrender to the Property Trustee or its agent as

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provided in this Article V, be exchanged for Definitive Trust Securities Certificate(s) registered in such names and having such denominations as the Clearing Agency, or its nominee, shall designate as provided in this Article V.

(c) If any Global Trust Securities Certificate is to be exchanged for other Trust Securities Certificates or cancelled in part, or if another Trust Securities Certificate is to be exchanged in whole or in part for a beneficial interest in any Global Trust Securities Certificate, then either (i) such Global Trust Securities Certificate shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the aggregate Liquidation Amount represented by such Global Trust Securities Certificate shall be reduced, subject to Section 5.2, or increased by an amount equal to the Liquidation Amount represented by that portion of the Global Trust Securities Certificate to be so exchanged or cancelled, or equal to the Liquidation Amount represented by such other Trust Securities Certificates to be so exchanged for Global Trust Securities represented thereby, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon surrender to the Administrative Trustees or the Securities Registrar of the Global Trust Securities Certificate or Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Trust Securities Certificates in accordance with the instructions of the Clearing Agency. None of the Securities Registrar or the Issuer Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Trust Securities Certificates, the Issuer Trustees and shall recognize the Holders of the Definitive Trust Securities Certificates as Holders. The Definitive Trust Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

(d) Every Trust Securities Certificate executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Trust Securities Certificate or any portion thereof, whether pursuant to this Article V or Article IV or otherwise, shall be executed and delivered in the form of, and shall be, a Global Trust Securities Certificate, unless such Trust Securities Certificate is registered in the name of a Person other than the Clearing Agency for such Global Trust Securities Certificate or a nominee thereof.

(e) The Clearing Agency or its nominee, as registered owner of a Global Trust Securities Certificate, shall be the Holder of such Global Trust Securities Certificate for all purposes under this Trust Declaration and the Global Trust Securities Certificate, and Owners with respect to a Global Trust Securities Certificate shall hold any interests they may have therein pursuant to the Applicable Procedures. The Securities Registrar and the Issuer Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Declaration relating to the Book-Entry Trust Securities (including payment of the Liquidation Amount of and Distributions on the Trust Securities evidenced by Book-Entry Trust Securities and giving notices to Holders, and Holders giving notices or taking any other action, with respect to such Trust Securities) as the sole Holder of Trust Securities evidenced by the Book-Entry Trust Securities and shall have no obligations to the Owners thereof. Neither the Property Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

The rights of the Owners of the Book-Entry Trust Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law, the Applicable Procedures and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. All payments, transfers, credits and debits effected by the Clearing Agency or any direct or indirect participant therein, and all actions taken by the Clearing Agency or its nominee as Holder, in respect of

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Book-Entry Trust Securities shall be the responsibility solely of the Clearing Agency and/or its direct and indirect participants, as applicable, and none of the Sponsor or the Issuer Trustees shall have any responsibility or obligation with respect thereto.

Section 5.5 Registration of Transfer and Exchange of Trust Securities Certificates.

(a) The Property Trustee shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.9, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Trust Securities Certificates (the “Securities Register”) in which the registrar designated by the Property Trustee (the “Securities Registrar”) with the reasonable consent of the Administrative Trustees, subject to such reasonable regulations as it may prescribe, shall provide for the registration of Trust Securities Certificates and registration of transfers and exchanges of Trust Securities Certificates as herein provided. The Bank shall be the initial Securities Registrar.

Upon surrender for registration of transfer of any Trust Securities Certificate at the office or agency maintained pursuant to Section 5.9, the Administrative Trustees or any one of them shall execute by manual or facsimile signature and deliver to the Property Trustee for further delivery, in the name of the designated transferee or transferees, one or more new Trust Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee.

The Securities Registrar shall not be required to register the transfer of any Trust Securities that have been called for redemption. At the option of a Holder, Trust Securities Certificates may be exchanged for other Trust Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Trust Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.9.

Every Trust Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Trust Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Property Trustee or Securities Registrar in accordance with such Person’s customary practice.

No service charge shall be made for any registration of transfer or exchange of Trust Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Securities Certificates.

The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Securities Registrar, for so long as the Bank shall act as Securities Registrar.

Whenever this Trust Declaration makes reference to the execution of Trust Securities Certificates, such reference to execution shall mean manual execution by an Administrative Trustee or, in the alternative, execution by facsimile signature by an Administrative Trustee and authentication by the Property Trustee.

Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper Administrative Trustees of the Issuer Trust shall bind the Issuer Trust, notwithstanding that such individuals or any of them have ceased to hold such office prior to the authentication and delivery of such Trust Securities Certificates or did not hold such offices at the date of such Trust Securities Certificates.

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Each Trust Securities Certificate that is executed by facsimile and authenticated by the Property Trustee shall be dated the date of its authentication.

(b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Trust Declaration, transfers and exchanges of Trust Securities Certificates and beneficial interests in Book-Entry Trust Securities of the kinds specified in this Section 5.5(b) shall be made only in accordance with this Section 5.5(b).

(i) Non-Global Trust Securities Certificate to Global Trust Securities Certificate. If the Holder of a Trust Securities Certificate (other than a Global Trust Securities Certificate) wishes at any time to transfer all or any portion of the Trust Securities represented thereby to a Person who wishes to take delivery thereof in the form of Book-Entry Trust Securities represented by a Global Trust Securities Certificate, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and subject to the Applicable Procedures, and only if there are other Book-Entry Trust Securities Outstanding or the Sponsor consents to such exchange in advance. Upon receipt by the Securities Registrar of such Trust Securities Certificate as provided in Section 5.5(a) and instructions satisfactory to the Securities Registrar directing that a specified number of Trust Securities to be represented by the Global Trust Securities Certificate not greater than the number of Trust Securities represented by such Trust Securities Certificate be credited to a specified Clearing Agency Participant’s account then the Securities Registrar shall cancel such Trust Securities Certificate (and issue a new Trust Securities Certificate in respect of any untransferred portion thereof) as provided in Section 5.5(a) and increase the aggregate Liquidation Amount of the Global Trust Securities Certificate by the Liquidation Amount represented by such Trust Securities so transferred as provided in Section 5.5(c).

(ii) Non-Global Trust Securities Certificate to Non-Global Trust Securities Certificate. Trust Securities other than Book-Entry Trust Securities may be transferred, in whole or in part, to a Person who takes delivery in the form of a Trust Securities Certificate that is not a Global Trust Securities Certificate as provided in Section 5.5(a).

(iii) Global Trust Securities Certificate to Non-Global Trust Securities Certificate. Trust Securities represented by a Global Trust Securities Certificate may be exchanged for a Trust Securities Certificate that is not a Global Trust Securities Certificate as provided in Section 5.4.

Before registering for transfer or exchange any Trust Securities Certificates issued in certificated fully registered form as provided in Sections 5.2, 5.4 or 5.5, the Property Trustee as Securities Registrar may require an Opinion of Counsel or other evidence satisfactory to it (which may include a certificate from such purchaser or Holder) that the purchase and holding of such Trust Securities by such purchaser or Holder will be exempt from Section 406 of ERISA and Section 4975 of the Code by reason of U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding and, in the case of any purchaser or Holder relying on any exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, an Opinion of Counsel or other evidence satisfactory to the Property Trustee with respect to the availability of such exemption. Any purchaser or Holder of any Trust Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (i) is not a Plan or a Plan Asset Entity and is not purchasing such Trust Securities on behalf of or with “plan assets” of any Plan, or (ii) the purchase and holding of any such Trust Security is exempt from Section 406 of ERISA and Section 4975 of the Code by reason of PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding.

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(c) The Property Trustee shall not be required to insure or verify compliance with securities laws, including the Securities Act, Exchange Act and 1940 Act, in connection with transfers and exchanges of Trust Securities Certificates.

Section 5.6 Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a protected purchaser, the Administrative Trustees, or any one of them, on behalf of the Issuer Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section 5.6, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section 5.6 shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Issuer Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

Section 5.7 Persons Deemed Holders.

The Issuer Trustees, the Paying Agent and the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Issuer Trustees, the Paying Agent nor the Securities Registrar shall be bound by any notice to the contrary.

Section 5.8 Access to List of Holders’ Names and Addresses.

Each Holder and each Owner shall be deemed to have agreed not to hold the Sponsor, the Property Trustee, the Delaware Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 5.9 Maintenance of Office or Agency.

The Property Trustee shall designate, with the consent of the Administrative Trustees, which consent shall not be unreasonably withheld, an office or offices or agency or agencies where Trust Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees in respect of the Trust Securities Certificates may be served. The Corporate Trust Office of the Property Trustee is initially designated the office for such purpose. The Administrative Trustees or the Property Trustee shall give prompt written notice to the Sponsor and to the Holders of any change in the location of the Securities Register or any such office or agency.

Section 5.10 Appointment of Paying Agent.

The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and

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remove the Paying Agent in their sole discretion. The Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and reasonably acceptable to the Administrative Trustees. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Administrative Trustees and the Property Trustee. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is reasonably acceptable to the Property Trustee and the Sponsor to act as Paying Agent (which shall be a bank or trust company). Such successor Paying Agent or any additional Paying Agent shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Section 8.1 (other than (c), (d), (e)(i), (e)(iii) and (e)(vii) thereof), Section 8.3 (other than (g) and (j) thereof) and Section 8.6 shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Trust Declaration to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 5.11 Notices to Clearing Agency.

To the extent that a notice or other communication to the Owners is required under this Trust Declaration, unless and until Definitive Trust Securities Certificates shall have been issued to all Owners pursuant to Section 5.4(b), the Issuer Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

Section 5.12 Rights of Holders.

(a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Issuer Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Issuer Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Declaration. The Trust Securities shall have no preemptive or similar rights and, when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable undivided beneficial interests in Trust Property. The Holders, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(b) For so long as any Trust Securities remain Outstanding, if, upon a Note Event of Default, the Note Trustee fails or the holders of not less than 25% in aggregate principal amount of the outstanding Notes fail to declare the principal of all of the Notes to be immediately due and payable, the Property Trustee or the Holders of at least 25% in aggregate Liquidation Amount of the Trust Securities then Outstanding shall have such right, which may be exercised by giving notice in writing to the Sponsor and the Note Trustee with a copy to the Property Trustee, in the case of notice by the Holders of the Trust Securities, or to the Sponsor, the Notes Trustee and the Holders of the Trust Securities, in the case of notice by the Property Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Notes shall become immediately due and payable, provided that the payment of principal and interest on such Notes shall remain subordinated to the extent provided in the Indenture.

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At any time after such a declaration of acceleration with respect to the Notes has been made by the Holders of Trust Securities and before a judgment or decree for payment of the money due has been obtained by the Note Trustee as provided in the Indenture, the Holders of at least a majority in aggregate Liquidation Amount of the Outstanding Trust Securities, by written notice to the Property Trustee, the Sponsor and the Note Trustee, may rescind and annul such declaration and its consequences if:

(i) the Sponsor has paid or deposited with the Note Trustee a sum sufficient to pay

(A) all overdue interest on all of the Notes,

(B) the principal of (and premium, if any, on) any Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and

(C) all sums paid or advanced by the Note Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Note Trustee, its agents and counsel; and

(ii) all Note Events of Default, other than the non-payment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 513 of the Indenture.

The Holders of at least a majority in aggregate Liquidation Amount of the Outstanding Trust Securities may, on behalf of the Holders of all the Trust Securities, waive any past default under the Indenture, except a default in the payment of principal, premium (if any) or interest (unless such default has been cured and a sum sufficient to pay all overdue interest and principal due otherwise than by acceleration has been deposited with the Note Trustee) or a default in respect of a covenant or provision which under Article IX of the Original Indenture, as modified by the Supplemental Indenture, cannot be modified or amended without the consent of the holder of each outstanding Note. No such rescission shall affect any subsequent default or impair any right consequent thereon.

Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Trust Securities all or part of which is represented by Book-Entry Trust Securities, a record date shall be established for determining Holders of Outstanding Trust Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.12(b).

(c) For so long as any Trust Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Declaration and the Indenture, upon a Note Event of Default specified in Section 501(1) or 501(2) of the Indenture, any Holder of Trust Securities shall have the right to institute a proceeding directly against the Sponsor, pursuant to Section 2.12 of the Supplemental

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Indenture for enforcement of payment to such Holder of the principal amount of or premium (if any) or interest on Notes having a principal amount equal to the Liquidation Amount of the Trust Securities of such Holder (a “Direct Action”). Except as set forth in this Section 5.12, the Holders of Trust Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Notes.

Section 5.13 CUSIP Numbers.

The Issuer Trust in issuing the Trust Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Property Trustee shall indicate the “CUSIP” numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related materials.

ARTICLE VI

ACTS OF HOLDERS; MEETINGS; VOTING

Section 6.1 Limitations on Voting Rights.

(a) Except as expressly provided in this Trust Declaration and in the Indenture and as otherwise required by law, no Holder of Trust Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Issuer Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

(b) So long as any Notes are held by the Issuer Trust, the Property Trustee shall not (i) direct the time, method or place of conducting any proceeding for any remedy available to the Note Trustee, or execute any trust or power conferred on the Property Trustee with respect to such Notes, (ii) waive any past default that may be waived under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Notes shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Notes, where such consent shall be required, without, in each case obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Trust Securities, provided that where a consent under the Indenture would require the consent of each holder of Notes affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of the Holder of each Outstanding Trust Security. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Trust Securities, except by a subsequent vote of the Holders of Trust Securities. The Property Trustee shall notify all Holders of the Trust Securities of any notice of default received from the Note Trustee with respect to the Notes. In addition to obtaining the foregoing approvals of the Holders of the Trust Securities, prior to taking any of the foregoing actions, the Property Trustee shall, at the expense of the Sponsor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Issuer Trust to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes.

Section 6.2 Notice of Meetings.

Notice of all meetings of Holders of Trust Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each such Holder at such

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Holder’s address as it appears in the Securities Register as of the record date for such meeting. Such notice shall be sent, first-class mail, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

Section 6.3 Meetings of Holders of Trust Securities.

No annual meeting of Holders is required to be held. The Property Trustee, however, shall call a meeting of Holders of Trust Securities to vote on any matter upon the written request of the Holders of record of at least 25% of the aggregate Liquidation Amount of Outstanding Trust Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Holders of Trust Securities to vote on any matters as to which Holders of Trust Securities are entitled to vote.

Holders of at least 50% of the aggregate Liquidation Amount of Outstanding Trust Securities, present in person or by proxy, shall constitute a quorum at any meeting of Holders of Trust Securities.

If a quorum is present at a meeting, an affirmative vote by the Holders of record present, in person or by proxy, holding at least a majority of the aggregate Liquidation Amount of Outstanding Trust Securities held by the Holders of record present, either in person or by proxy, at such meeting shall constitute the action of the Holders of Trust Securities, unless this Issuer Trust Declaration requires a greater number of affirmative votes.

Section 6.4 Voting Rights.

In respect of any matter as to which a Holder is entitled to vote, such Holder shall be entitled to one vote for each $1,000 in Liquidation Amount of Trust Securities held of record by such Holder.

Section 6.5 All Votes Must Be Made by a United States Person.

Voting and consensual rights available to or in favor of Holders or Owners under this Trust Declaration may be exercised only by a United States Person that is a beneficial owner of a Trust Security or by a United States Person acting as irrevocable agent with discretionary powers for the beneficial owner of a Trust Security that is not a United States Person. Holders that are not United States Persons must irrevocably appoint a United States Person with discretionary powers to act as their agent with respect to such voting and consensual rights.

Section 6.6 Proxies, Etc.

At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Property Trustee, or with such other officer or agent of the Issuer Trust as the Property Trustee may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

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Section 6.7 Holder Action by Written Consent.

Any action that may be taken by Holders at a meeting may be taken without a meeting and without prior notice, if Holders holding a majority of the aggregate Liquidation Amount of the Outstanding Trust Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Declaration) shall consent to the action in writing.

Section 6.8 Record Date for Voting and Other Purposes.

For the purpose of determining the Holders who are entitled to notice of and to vote at any meeting or to act by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Declaration, or for the purpose of any other action, the Administrative Trustees or Property Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

Section 6.9 Acts of Holders.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Declaration to be given, made or taken by Holders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Property Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Declaration and (subject to Section 8.1) conclusive in favor of the Issuer Trustees, if made in the manner provided in this Section 6.9.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that any Issuer Trustee receiving the same deems sufficient.

The ownership of Trust Securities shall be proved by the Securities Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Issuer Trustees or the Issuer Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

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If any dispute shall arise between the Holders and the Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Issuer Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

Section 6.10 Inspection of Records.

Upon reasonable written notice to the Administrative Trustees and the Property Trustee, the records of the Issuer Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder’s interest as a Holder.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1 Representations and Warranties of the Property Trustee and the Delaware Trustee.

The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Sponsor and the Holders that:

(a) the Property Trustee is a New York banking corporation;

(b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Declaration and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Declaration;

(c) the Delaware Trustee is a banking corporation duly organized, validly existing under the laws of the State of Delaware;

(d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Declaration and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Declaration;

(e) this Trust Declaration has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(f) the execution, delivery and performance of this Trust Declaration have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and do not require any approval of shareholders of the Property Trustee and stockholders of the Delaware Trustee and such execution, delivery and performance will not (i) violate the charter or by-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, which violation would materially and adversely affect the Issuer Trust, the Holders or the ability of the Property Trustee or the Delaware Trustee to enter into or perform their obligations under the Trust Declaration, or result in the creation, or imposition of any Lien on any properties included in the Trust Property, or (iii) violate any law, governmental rule or regulation

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of the United States, the State of New York or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

(g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Declaration nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal law governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, as the case may be, under the laws of the United States, the State of New York or the State of Delaware;

(h) there are no proceedings pending or, to the best of each of the Property Trustee’s and the Delaware Trustee’s knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, in the good faith judgment of the Property Trustee or the Delaware Trustee, as the case may be, as amended individually or in the aggregate, would materially and adversely affect the Issuer Trust or the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Issuer Trustees under this Trust Declaration.

Section 7.2 Representations and Warranties of Sponsor.

The Sponsor hereby represents and warrants for the benefit of the Holders that the Trust Securities Certificates issued on the Closing Date on behalf of the Issuer Trust have been duly authorized and will have been, duly and validly executed, issued and delivered by the Issuer Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Declaration and the Holders will be, as of each such date, entitled to the benefits of this Trust Declaration.

ARTICLE VIII

THE ISSUER TRUSTEES

Section 8.1 Certain Duties and Responsibilities.

(a) The duties and responsibilities of the Issuer Trustees shall be as provided by this Trust Declaration and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Declaration shall require any of the Issuer Trustees to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Declaration relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees shall be subject to the provisions of this Article VIII. To the extent that, at law or in equity, an Issuer Trustee has duties and liabilities relating to the Issuer Trust or to the Holders, such Issuer Trustee shall not be liable to the Issuer Trust or to any Holder for such Issuer Trustee’s good faith reliance on the provisions of this Trust Declaration. Except as otherwise required by the Trust Indenture Act and the Commission’s rules and regulations thereunder applicable to indentures qualified under such Act, the provisions of this Trust Declaration, to the extent that they restrict the duties and liabilities of the Issuer Trustees otherwise existing at law or in equity, are agreed by the Sponsor and the Holders to replace such other duties and liabilities of the Issuer Trustees.

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(b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Issuer Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Trust Declaration or, in the case of the Property Trustee, in the Trust Indenture Act.

(c) If an Event of Default has occurred and is continuing, the Property Trustee shall enforce this Trust Declaration for the benefit of the Holders.

(d) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Declaration (including pursuant to Section 10.10), and no implied covenants shall be read into this Trust Declaration against the Property Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 513 of the Original Indenture), the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Declaration, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(e) No provision of this Trust Declaration shall be construed to relieve the Property Trustee or the Delaware Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

(A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Trust Declaration (including pursuant to Section 10.10), and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Declaration (including pursuant to Section 10.10); and

(B) in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Declaration; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Trust Declaration;

(ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

(iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less

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than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Declaration;

(iv) the Property Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the Notes and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Declaration and the Trust Indenture Act;

(v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Sponsor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law;

(vi) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Sponsor with their respective duties under this Trust Declaration, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Sponsor; and

(vii) subject to Section 8.1(c), no provision of this Trust Declaration shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Property Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Declaration or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) The Administrative Trustees shall not be responsible for monitoring the compliance by the other Issuer Trustees or the Sponsor with their respective duties under this Trust Declaration, nor shall any Administrative Trustee be liable for the default or misconduct of any other Administrative Trustee, the other Issuer Trustees or the Sponsor.

Section 8.2 Certain Notices.

Within 30 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Holders, the Administrative Trustees and the Sponsor, unless such Event of Default shall have been cured or waived.

Within five Business Days after the receipt of written notice of the Sponsor’s exercise of its right to defer the payment of interest on the Notes pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders, unless such exercise shall have been revoked.

The Property Trustee shall not be deemed to have knowledge of an Event of Default unless the Property Trustee shall have received written notice or a Responsible Officer of the Property Trustee charged with the administration of this Trust Declaration shall have obtained actual knowledge of such Event of Default.

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Section 8.3 Certain Rights of Property Trustee.

Subject to the provisions of Section 8.1:

(a) the Property Trustee may conclusively rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) if (i) in performing its duties under this Trust Declaration the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Trust Declaration the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Declaration, then, except as to any matter as to which the Holders of Trust Securities are entitled to vote under the terms of this Trust Declaration, the Property Trustee shall deliver a notice to the Sponsor requesting the Sponsor’s direction as to the course of action to be taken and, if not so directed, the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

(c) any direction or act of the Sponsor contemplated by this Trust Declaration shall be sufficiently evidenced by an Officers’ Certificate;

(d) any direction or act of an Administrative Trustee contemplated by this Declaration of Trust shall be sufficiently evidenced by a certificate executed by such Administrative Trustee and setting forth such direction or act;

(e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

(f) the Property Trustee may consult with counsel of its selection (which counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Declaration from any court of competent jurisdiction;

(g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Declaration at the request or direction of any of the Holders pursuant to this Trust Declaration, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; provided that nothing contained in this Section 8.3(g) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Declaration;

(h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or

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document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit at the expense of the Sponsor and in all events shall incur no liability of any kind by reason of such inquiry or investigation;

(i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible only for its own negligence or willful misconduct with respect to selection of any agent or attorney appointed by it hereunder and shall not be liable for any act or omission of such agent or attorney selected with due care;

(j) whenever in the administration of this Trust Declaration the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions;

(k) except as otherwise expressly provided by this Trust Declaration, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Declaration;

(l) the Property Trustee shall not be liable for special, indirect or consequential damages except to the extent caused by its negligence, willful misconduct or bad faith;

(m) in no event shall the Property Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Property Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

(n) the rights, privileges, protections, immunities and benefits given to the Property Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Property Trustee in each of its capacities hereunder.

No provision of this Trust Declaration shall be deemed to impose any duty or obligation on any Issuer Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which any Issuer Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Issuer Trustee shall be construed to be a duty.

Section 8.4 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Issuer Trust, and the Issuer Trustees do not assume any responsibility for their correctness. The Issuer Trustees shall not be accountable for the use or application by the Sponsor of the proceeds of the Notes.

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Section 8.5 May Hold Securities.

Any Issuer Trustee or any other agent of any Issuer Trustee or the Issuer Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13 and except as provided in the definition of the term “Outstanding” in Article I, may otherwise deal with the Issuer Trust with the same rights it would have if it were not an Issuer Trustee or such other agent.

Section 8.6 Compensation; Indemnity; Fees.

The Sponsor agrees:

(a) to pay to the Issuer Trustees from time to time such reasonable compensation as shall be agreed in writing between the Issuer Trustees and the Sponsor for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Issuer Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Issuer Trustees in accordance with any provision of this Trust Declaration (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as shall have been determined to have been caused by its negligence, bad faith or willful misconduct; and

(c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) each Paying Agent, (iii) any Affiliate of any Issuer Trustee, (iv) any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, and (v) any employee or agent of the Issuer Trust (referred to herein as an “Indemnified Person”) from and against any loss, damage, liability, action, suit, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or dissolution of the Issuer Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Issuer Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence, bad faith or willful misconduct with respect to such acts or omissions.

The provisions of this Section 8.6 shall survive the termination of this Trust Declaration or the earlier resignation or removal of any Issuer Trustee.

No Issuer Trustee may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.

Notwithstanding any provisions of law or equity, the Sponsor and any Issuer Trustee (in the case of the Property Trustee, subject to Section 8.8) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Issuer Trust, and the Issuer Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Issuer Trust, shall not be

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deemed wrongful or improper. Notwithstanding any provisions of law or equity, neither the Sponsor nor any other Issuer Trustee shall be obligated to present any particular investment or other opportunity to the Issuer Trust even if such opportunity is of a character that, if presented to the Issuer Trust, could be taken by the Issuer Trust, and the Sponsor or any Issuer Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Issuer Trustee may engage or be interested in any financial or other transaction with the Sponsor or any Affiliate of the Sponsor, or may act as Depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.

Section 8.7 Corporate Property Trustee Required; Eligibility of Issuer Trustees.

(a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 8.7 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section 8.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

(b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

(c) There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity.

Section 8.8 Conflicting Interests.

(a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Declaration.

(b) The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Trust Declaration for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

Section 8.9 Co-Trustees and Separate Trustee.

Unless and until a Note Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the Sponsor and the Administrative Trustees shall for such purpose join in the execution, delivery and performance of all instruments and

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agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 8.9. If a Note Event of Default shall have occurred and be continuing, the Property Trustee shall have the sole power to so appoint such a co-trustee or separate trustee, and upon the written request of the Property Trustee, the Sponsor, and the Administrative Trustees shall for such purpose join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, such co-trustee or separate trustee. Any co-trustee or separate trustee appointed pursuant to this Section 8.9 shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

Should any written instrument from the Sponsor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Sponsor.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(a) The Trust Securities shall be executed by at least one Administrative Trustee and the Trust Securities shall be delivered by the Property Trustee or an Administrative Trustee on behalf of the Property Trustee and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustee specified hereunder shall be exercised solely by the Property Trustee and not by such co-trustee or separate trustee.

(b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Sponsor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 8.9, and, in case a Note Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Sponsor. Upon the written request of the Property Trustee, the Sponsor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section 8.9.

(d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

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(e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

(f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 8.10 Resignation and Removal; Appointment of Successor.

No resignation or removal of any Issuer Trustee (the “Relevant Trustee”) and no appointment of a successor Issuer Trustee pursuant to this Article VIII shall become effective until the acceptance of appointment by the successor Issuer Trustee in accordance with the applicable requirements of Section 8.11.

Subject to the immediately preceding paragraph, a Relevant Trustee may resign at any time by giving written notice thereof to the Holders and by appointing a successor Relevant Trustee. The Relevant Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements its expenses and charges to serve as the Relevant Trustee on a form provided by the Administrative Trustees, and selecting the Person who agrees to the lowest expenses and charges. If the instrument of acceptance by the successor Issuer Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Sponsor, in the case of the Property Trustee, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

The Administrative Trustees, or any of them, may be removed at any time by the Sponsor.

The Property Trustee or the Delaware Trustee, or both of them, may be removed by Act of the Holders of at least a majority in Liquidation Amount of the Trust Securities, delivered to the Relevant Trustee (in its individual capacity and, in the case of the Property Trustee, on behalf of the Issuer Trust) (i) for cause (including upon the occurrence of an Event of Default described in subparagraph (d) of the definition thereof with respect to the Relevant Trustee), or (ii) at any time if a Note Event of Default shall have occurred and be continuing. Unless and until a Note Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at any time by the Sponsor.

If a resigning Property Trustee or Delaware Trustee shall fail to appoint a successor, or if the Property Trustee or the Delaware Trustee shall be removed or become incapable of acting as Issuer Trustee, or if a vacancy shall occur in the office of the Property Trustee or the Delaware Trustee for any cause, the Sponsor or, if a Note Event of Default shall have occurred and be continuing, the Holders of the Trust Securities, by Act of the Holders of not less than 25% in aggregate Liquidation Amount of the Trust Securities then Outstanding delivered to such Relevant Trustee, may appoint a successor Relevant Trustee or Issuer Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Sponsor or the Holders of the Trust Securities, as the case may be, and accepted appointment in the manner required by Section 8.11, any Holder, on behalf of such Holder and all others similarly situated, or any other Issuer Trustee, may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

The Property Trustee shall give notice of each resignation and each removal of an Issuer Trustee and each appointment of a successor Issuer Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Sponsor and the Administrative Trustees. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

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Notwithstanding the foregoing or any other provision of this Trust Declaration, in the event any Administrative Trustee who is a natural person dies or becomes, in the opinion of the Sponsor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by appointment by the remaining Administrative Trustees.

Section 8.11 Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee (if requested by the Sponsor) and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Issuer Trust and (b) shall add to or change any of the provisions of this Trust Declaration as shall be necessary to provide for or facilitate the administration of the Issuer Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee, other than the filing of an amendment to the Certificate of Trust to the extent required under the Delaware Statutory Trust Act; but, on request of the Issuer Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Issuer Trust.

Upon request of any such successor Relevant Trustee, the Issuer Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the preceding paragraph.

No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article VIII.

Section 8.12 Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided that such Person shall be otherwise eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto, other than the filing of an amendment to the Certificate of Trust to the extent required under the Delaware Statutory Trust Act.

Section 8.13 Preferential Collection of Claims Against Sponsor or the Issuer Trust.

If and when the Property Trustee shall be or become a creditor of the Sponsor or the Issuer Trust (or any other obligor upon the Trust Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Sponsor or the Issuer Trust (or any such other obligor).

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In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer Trust or any other obligor upon the Trust Securities or the property of the Issuer Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Issuer Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.14 Reports by Property Trustee.

(a) Within 60 days after May 15 of each year commencing with May 15, 2012, the Property Trustee shall transmit to all Holders in accordance with Section 10.8, and to the Sponsor, a brief report dated as of the immediately preceding May 15, with respect to:

(i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section 8.7, a written statement to such effect;

(ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Declaration during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such May 15 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

(iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

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(b) In addition the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Declaration as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or quoted, with the Commission and with the Sponsor. The Sponsor shall promptly notify the Property Trustee whenever the Trust Securities are so listed and of any delisting thereof.

Section 8.15 Reports to the Property Trustee.

Each of the Sponsor and the Administrative Trustees shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. The Sponsor and the Administrative Trustees shall annually file with the Property Trustee a certificate specifying whether such Person is in compliance with all of the terms and covenants (if any) applicable to such Person hereunder.

Section 8.16 Evidence of Compliance with Conditions Precedent.

Each of the Sponsor and the Administrative Trustees shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Declaration that relate to any of the matters set forth in Section 314 (c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) or Section 314(e) of the Trust Indenture Act shall be given in the form of an Officers’ Certificate.

Section 8.17 Number of Issuer Trustees.

(a) The number of Issuer Trustees shall be five. The Property Trustee and the Delaware Trustee may be the same Person.

(b) If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

(c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to dissolve, terminate or annul the Issuer Trust.

Section 8.18 Delegation of Power.

(a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing.

(b) The Administrative Trustees shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Issuer Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Declaration, as set forth herein.

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ARTICLE IX

TERMINATION, LIQUIDATION AND MERGER

Section 9.1 Dissolution upon Expiration Date.

Unless earlier dissolved, the Issuer Trust shall automatically dissolve on [                    ] (the “Expiration Date”).

Section 9.2 Early Termination.

The first to occur of any of the following events is an “Early Termination Event,” upon the occurrence of which the Issuer Trust shall dissolve:

(a) the redemption of all of the Trust Securities in connection with the redemption or repayment of all the Notes; and

(b) the entry of an order for dissolution of the Issuer Trust by a court of competent jurisdiction.

Section 9.3 Termination.

The respective obligations and responsibilities of the Issuer Trustees and the Issuer Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders upon the liquidation of the Issuer Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Issuer Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Issuer Trust or the Holders.

Section 9.4 Liquidation.

(a) If an Early Termination Event specified in Section 9.2(b) occurs, or upon the Expiration Date, the Trust Property shall be liquidated, and the Issuer Trust shall be wound-up by the Property Trustee and the Administrative Trustees in such manner as the Property Trustee and the Administrative Trustees determine. In such event, on the date of the dissolution of the Issuer Trust, Holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If, upon any such winding up, the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). Notice of liquidation shall be prepared by the Administrative Trustees and shall be given by the Property Trustee by first-class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder’s address appearing in the Securities Register. All notices of liquidation shall:

(i) state the Liquidation Date;

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(ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding; and

(iii) provide such information with respect to the mechanics by which Holders may receive a Liquidation Distribution upon surrender of their Trust Securities Certificates, as the Property Trustee (after consultation with the Administrative Trustees) shall deem appropriate.

(b) In order to effect the liquidation of the Issuer Trust, the Property Trustee shall establish a record date for payment of the Liquidation Distribution (which shall be not more than 45 days prior to the Liquidation Date).

(c) After the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) any Trust Securities Certificates not surrendered in exchange for the corresponding Liquidation Distribution will be deemed to represent the right to receive the Liquidation Distribution without any additional interest accruing and (iii) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive the Liquidation Distribution (without any additional interest accruing) upon surrender of the corresponding Trust Securities Certificates.

Section 9.5 Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust.

The Issuer Trust may not merge, consolidate or amalgamate with or into, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except pursuant to this Article IX. At the request of the Sponsor and with the consent of the Administrative Trustees, but without the consent of the Holders of the Trust Securities, the Delaware Trustee or the Property Trustee, the Issuer Trust may merge, consolidate or amalgamate with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (“Successor Securities”) so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed as the holder of the Notes, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holder of the Trust Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Trust Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (vii) the Sponsor guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement. Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of Holders of all Outstanding Trust Securities, merge, consolidate or amalgamate with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to merge, consolidate or amalgamate with or into or replace it if such merger, consolidation or amalgamation, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor Person to be classified as an association taxable as a corporation or as other

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than a grantor trust for U.S. federal income tax purposes. Upon any merger, consolidation, amalgamation, replacement, conveyance, transfer or lease effected in accordance with this Section 9.5, the successor entity shall succeed to, and be substituted for, the Issuer Trust hereunder with the same effect as if such successor entity had been initially created and named as the Issuer Trust herein and thereafter, except in the case of a lease, the predecessor entity shall be relieved of all obligations and covenants hereunder.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Limitation of Rights of Holders.

The death or incapacity, or the dissolution, liquidation, termination, or the bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Declaration, nor dissolve, terminate or annul the Trust, nor entitle the legal representatives, successors or heirs of such Person or any Holder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Section 10.2 Amendment.

(a) This Trust Declaration may be amended from time to time by the Administrative Trustees and the Sponsor, without the consent of any Holder of the Trust Securities, the Property Trustee or the Delaware Trustee; provided that any such amendment may not alter or change, in any material respect, the powers, preferences or special rights of the Trust Securities affected thereby so as to affect them adversely without obtaining the vote or consent of Holders as provided in Section 10.2(b).

(b) Except as provided in Section 10.2(c), any amendment that alters or changes, in any material respect, the powers, preferences or special rights of the Trust Securities affected thereby so as to affect them adversely shall require the consent of Holders of at least a majority in aggregate Liquidation Amount of the Outstanding Securities affected thereby.

(c) In addition to and notwithstanding any other provision in this Trust Declaration, without the consent of the Holder of each Outstanding Trust Security affected thereby, this Trust Declaration may not be amended to (i) adversely change the amount or timing of any distribution on or redemption of the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date, (ii) restrict the right of a Holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date, (iii) permit the Issuer Trust to redeem any Trust Security if, absent such amendment, the Issuer Trust would not be permitted to do so, or (iv) amend any of the provisions of Section 6.1(b) (except to increase any percentage approval referenced in such section), Section 9.1, Section 9.2, or this Section 10.2(c) (except to provide that other provisions besides those provided in this Section 10.2(c) may not be amended without the consent of the Holder of each Outstanding Trust Security affected thereby); provided that this clause (iv) shall not require the consent of any Holder with respect to changes in references to the Issuer Trustees or any of them and concomitant changes herein in accordance with the requirements of Section 8.9 or 8.11 or as otherwise necessary to facilitate the administration of the trusts hereunder by more than one Property Trustee (or other Issuer Trustee) appointed pursuant hereto.

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(d) Notwithstanding anything in this Trust Declaration to the contrary, without the consent of the Property Trustee, this Trust Declaration may not be amended in a manner that imposes any additional obligation on the Property Trustee or that adversely affects the Property Trustee.

(e) Notwithstanding anything in this Trust Declaration to the contrary, without the consent of the Delaware Trustee, this Trust Declaration may not be amended in a manner that imposes any additional obligation on the Delaware Trustee or that adversely affects the Delaware Trustee.

(f) Notwithstanding anything in this Trust Declaration to the contrary, without the consent of the Securities Registrar and the Paying Agent, this Trust Declaration may not be amended in a manner that imposes any additional obligation on the Securities Registrar or the Paying Agent or that adversely affects the Securities Registrar or the Paying Agent.

(g) Notwithstanding any other provisions of this Trust Declaration, no Issuer Trustee shall enter into or consent to any amendment to this Trust Declaration which would cause the Issuer Trust to be classified as an association taxable as a corporation or not to be a grantor trust for United States Federal income tax purposes or to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act.

(h) Notwithstanding anything in this Trust Declaration to the contrary, without the consent of the Sponsor and the Administrative Trustees, this Trust Declaration may not be amended in a manner which imposes any additional obligation or liability on the Sponsor or the Administrative Trustees.

(i) If any amendment to this Trust Declaration is made, the Administrative Trustees shall promptly provide to the Property Trustee a copy of such amendment.

(j) No amendment to this Trust Declaration that affects the Property Trustee’s or the Delaware Trustee’s rights, duties or immunities under this Trust Declaration or would otherwise expose the Property Trustee to any liability or be contrary to applicable law shall be adopted unless the prior written consent to such amendment be received by the Sponsor from the Property Trustee or the Delaware Trustee, as the case may be. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers’ Certificate stating that any amendment to this Trust Declaration is in compliance with this Trust Declaration.

Section 10.3 Separability.

If any provision in this Trust Declaration or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.4 Governing Law.

This Trust Declaration and the Trust Securities shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflicts of laws principles).

Section 10.5 Payments Due on Non-Business Day.

If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

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Section 10.6 Successors.

This Trust Declaration shall be binding upon and shall inure to the benefit of any successor to the Sponsor, the Issuer Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger, conveyance, transfer or lease involving the Sponsor that is permitted under Article Eight of the Indenture and pursuant to which the successor thereunder agrees in writing to perform the Sponsor’s obligations hereunder, the Sponsor shall not assign its obligations hereunder.

Section 10.7 Headings.

The Article and Section headings are for convenience only and shall not affect the construction of this Trust Declaration.

Section 10.8 Reports, Notices and Demands.

Any report, notice, demand or other communication which by any provision of this Trust Declaration is required or permitted to be given or served to or upon any Holder or the Sponsor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Trust Securities, to such Holder as such Holder’s name and address may appear on the Securities Register; and (b) in the case of the Sponsor, to The Goldman Sachs Group, Inc., 200 West Street, New York, NY 10282, Attention: Corporate Treasury – Debt Administration, or to such other address as may be specified in a written notice by the Sponsor to the Property Trustee. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

Any notice, demand or other communication that by any provision of this Trust Declaration is required or permitted to be given or served to or upon the Issuer Trust, the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Issuer Trust) as follows: (a) with respect to the Property Trustee to The Bank of New York Mellon, 101 Barclay Street, Floor 4E, New York, New York 10286 – Attention: International Corporate Trust; (b) with respect to the Delaware Trustee, to BNY Mellon Trust of Delaware, 100 White Clay Center, Suite 102, Newark, Delaware 19711, and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Sponsor, marked “Attention Administrative Trustees of [Murray][Vesey] Street Investment Trust [I][II]”. Such notice, demand or other communication to or upon the Issuer Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Issuer Trust or the Property Trustee.

Section 10.9 Agreement Not To Petition.

Each of the Issuer Trustees and the Sponsor agree for the benefit of the Holders that, until at least one year and one day after the Issuer Trust has been dissolved in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Issuer Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, “Bankruptcy Laws”) or otherwise join in the commencement of any proceeding against the Issuer Trust under any Bankruptcy Law. In the event the Sponsor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Sponsor, it

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shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Sponsor against the Issuer Trust or the commencement of such action and raise the defense that the Sponsor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustees or the Issuer Trust may assert. The provisions of this Section 10.9 shall survive the termination of this Trust Declaration.

Section 10.10 Trust Indenture Act; Conflict with Trust Indenture Act.

(a) This Trust Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Declaration and shall, to the extent applicable, be governed by such provisions.

(b) The Property Trustee shall be the only Issuer Trustee which is deemed a trustee for the purposes of the Trust Indenture Act.

(c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Declaration by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Declaration modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Declaration as so modified or excluded, as the case may be.

(d) The application of the Trust Indenture Act to this Trust Declaration shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Issuer Trust.

Section 10.11 Acceptance of Terms of Trust Declaration, Guarantee Agreement and Indenture.

THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST DECLARATION, THE GUARANTEE AGREEMENT AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE ISSUER TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST DECLARATION SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE ISSUER TRUST AND SUCH HOLDER AND SUCH OTHERS.

Section 10.12 Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.13 Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TRUST DECLARATION, THE TRUST SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

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[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Declaration of Trust as of the date first above written.

THE GOLDMAN SACHS GROUP, INC., as Sponsor

By
Name:
Title:

THE BANK OF NEW YORK MELLON, as Property Trustee

By
Name:
Title:

BNY MELLON TRUST OF DELAWARE, as Delaware Trustee

By
Name:
Title:

Ellis J. Whipple, as Administrative Trustee of the Issuer Trust

Steven M. Bunson, as Administrative Trustee of the Issuer Trust

Rajashree Datta, as Administrative Trustee of the Issuer Trust

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EXHIBIT A

[CERTIFICATE OF TRUST]

DECLARATION OF TRUST

EXHIBIT B

[FORM OF TRUST SECURITIES CERTIFICATE]

NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY (A “PLAN ASSET ENTITY”), AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN, MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING THIS SECURITY ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.

[IF THIS TRUST SECURITY IS A GLOBAL TRUST SECURITIES CERTIFICATE, THEN INSERT—This Trust Security is a Global Trust Securities Certificate within the meaning of the Trust Declaration hereinafter referred to and is registered in the name of a clearing agency or a nominee thereof. This Trust Security may not be exchanged in whole or in part for a Trust Security registered, and no transfer of this Trust Security in whole or in part may be registered, in the name of any person other than such clearing agency or a nominee thereof, except in the limited circumstances described in the Trust Declaration.]

[If this Trust Security is a Global Trust Securities Certificate and The Depository Trust Company is to be the Clearing Agency therefor, then insert—Unless this Trust Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to [Murray Street][Vesey Street] Investment Trust [I][II] or its agent for registration of transfer, exchange or payment, and any Trust Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

No.	Number of Trust Securities: CUSIP No. [ ]

[Murray][Vesey] Street Investment Trust [I][II]

[    %][Floating Rate] Senior Guaranteed Trust Securities

(Liquidation Amount $[        ] per Trust Security)

[Murray Street][Vesey Street] Investment Trust [I][II], a statutory trust created under the laws of the State of Delaware (the “Issuer Trust”), hereby certifies that [                    ] (the “Holder”) is the registered owner of (                    ) trust securities of the Issuer Trust representing an undivided beneficial interest in the assets of the Issuer Trust and designated the [Murray][Vesey] Street Investment Trust [I][II] [    %][Floating Rate] Trust Securities (liquidation amount $[1,000] per Trust Security) (the “Trust

B-1	DECLARATION OF TRUST

Securities”). The Trust Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Declaration (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Securities are set forth in, and this certificate and the Trust Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Issuer Trust, dated as of [            ], 2012, as the same may be amended from time to time (the “Trust Declaration”), including the designation of the terms of Trust Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by The Goldman Sachs Group, Inc., a Delaware corporation, and The Bank of New York Mellon, as guarantee trustee, dated as of [            ], 2012, as amended from time to time (the “Guarantee Agreement”), to the extent provided therein. The Issuer Trust will furnish a copy of the Trust Declaration and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

By receipt and acceptance of this certificate, the Holder agrees to be bound by the Trust Declaration and is entitled to the benefits thereunder.

IN WITNESS WHEREOF, the undersigned Administrative Trustee of the Issuer Trust has executed this certificate as of the      day of             ,             .

[Murray][Vesey] Street Investment Trust [I][II]

By:
Name:
Administrative Trustee

B-2	DECLARATION OF TRUST

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:	Custodian (cust)(minor) under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D.

or other Identifying Number of Assignee)

(Please print or type name and address including Postal Zip Code of Assignee)

the within Trust Securities and all rights thereunder, hereby irrevocably constituting and appointing attorney                     , to transfer said Trust Securities on the books of [Murray][Vesey] Street Investment Trust [I][II], with full power of substitution in the premises.

Dated:	Signature
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Securities in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

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